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                                                                 EXHIBIT 10.17.1

                              ADDENDUM TO SUBLEASE

This Addendum is part of the Sublease Agreement dated November 2, 1998 (the "Sublease") between Dataworks, Inc. ("Sublessor") and FirePond, Inc. ("Sublessee").

Dataworks, Inc. is the successor in interest to the Tenant in the Lease dated September 6, 1996 between Appletree Ltd. ("Landlord") and Interactive Group, Incorporated ("Tenant") (the "Master Lease"). This Addendum is incorporated into and is a part of the Sublease pursuant to the provisions of Section 10 of the Sublease.

The parties agree that the following terms and conditions are part of and incorporated into the sublease:

o Notwithstanding the provisions of Section 10 of the Sublease and Section 14E of the Master Lease, the following provisions of the Master Lease shall be of no force and effect as between Sublessor and Sublessee and the parties waive the following:

     o    Section 3 E;

     o    Section 19 Personal Property and Tenant Fixtures;

     o    Section 28 Miscellaneous U Financial Statements;

     o    Exhibit C.

o Dataworks represents that it has the authority to enter into this Sublease Agreement and has obtained all necessary consents, if any, required from the Landlord.

o Sublessor shall deliver the Premises in its current AS IS condition to Sublessee upon full execution of this Sublease.

o Notwithstanding anything to the contrary herein, Sublessor shall leave all existing personal property, including cabling and partitions, computer and phone equipment and related items presently located in the Premises (the "Personal Property") for the exclusive use of the Sublessee. Provided Sublessee is not in default of the Sublease, upon expiration of the Sublease term, Sublessor shall deliver a Bill of Sale for all Personal Property to Sublessee for the agreed upon residual value of $10.00.

o Sublessor shall immediately provide copies of all notices received by Sublessor from the Landlord which affect the Sublease in any manner, including without limitation, updates of operating expenses and notices of default. Sublessor shall indemnify, defend and hold Sublessee harmless from all costs and expenses, including reasonable attorney's fees associated with Sublessor's default of the Master Lease, except such default that is at the fault of Sublessee. To the extent reasonably possible, Sublessor agrees to cooperate and not impair Sublessee's right to cure any such default.